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                                                                    Exhibit 23.2


               [Letterhead of Bauknight Pietras & Stormer, P.A.]

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CT Communications, Inc.:

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our Palmetto MobileNet, L.P. report dated April 27, 2001 and to all references to our Firm included in or made a part of this Registration Statement.

                        /s/ Bauknight Pietras & Stormer, P.A.


Columbia, South Carolina
July 23, 2001